Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)     Registration Statement (Form S-8 No. 333-32296) pertaining to the Rent-A-Center, Inc. 401(k) Retirement Savings Plan,
(2)     Registration Statement (Form S-8 No. 333-40958) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,
(3)     Registration Statement (Form S-8 No. 333-62582) pertaining to Amended and Restated Rent-A-Center, Inc. Long-Term Incentive Plan,
(4)     Registration Statement (Form S-8 No. 333-136615) pertaining to Rent-A-Center, Inc. 2006 Long-Term Incentive Plan,
(5)     Registration Statement (Form S-8 No. 333-139792) pertaining to Rent-A-Center, Inc. 2006 Equity Incentive Plan,
(6)     Registration Statement (Form S-8 No. 333-145121) pertaining to Rent-A-Center, Inc. Deferred Compensation Plan,
(7)     Registration Statement (Form S-8 No. 333-171926) pertaining to Rent-A-Center East, Inc. Retirement Savings Plan for Puerto Rico Employees,
(8)     Registration Statement (Form S-8 No. 333-211859) pertaining to Rent-A-Center, Inc. 2016 Long-Term Incentive Plan,
(9)     Registration Statement (Form S-8 No.333-256927) pertaining to Rent-A-Center, Inc. 2021 Long-Term Incentive Plan, and
(10)     Registration Statement (Form S-8 No.333-272494) pertaining to Upbound Group, Inc. Amended 2021 Long-Term Incentive Plan

of our reports dated February 27, 2024, with respect to the consolidated financial statements of Upbound Group, Inc. and the effectiveness of internal control over financial reporting of Upbound Group, Inc. included in this Annual Report (Form 10-K) of Upbound Group, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP
Dallas, Texas
February 27, 2024